Exhibit 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IS AVAILABLE, AND, UNLESS THE HOLDER IS OR IS EXERCISING ON BEHALF OF THE ORIGINAL HOLDER AND IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE U.S. SECURITIES ACT, THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY HAS BEEN PROVIDED TO THE COMPANY TO SUCH EFFECT.

WARRANTS TO PURCHASE SHARES OF COMMON STOCK

OF

U.S. GEOTHERMAL INC.

CERTIFICATE	h
NUMBER h	WARRANTS

THIS CERTIFIES THAT, for value received,h (the "Holder") is entitled, at any time during the Exercise Period (as herein defined), to purchase, at the Exercise Price (as herein defined), one share of common stock (a "Common Share") in the capital of U.S. GEOTHERMAL INC., a Delaware corporation (the "Company"), in respect of each Warrant evidenced by this Warrant certificate, by surrendering to the Company at its principal office located at 1505 Tyrell Lane, Boise, Idaho USA, 83706, Attention: Daniel Kunz, this Warrant certificate, together with a Subscription Form, duly completed and executed, and a bank draft, certified cheque or wire transfer payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Common Shares stipulated in the Subscription Form as being subscribed for pursuant to the exercise of the Warrants evidenced by this Warrant certificate.

The Warrants may not be exercised unless an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and applicable state securities laws is available to the holder and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect; provided, however, that the undersigned will not be required to deliver an opinion of counsel in connection with its exercise of the Warrants on its own behalf, or on behalf of the original beneficial purchaser for which it is subscribing for Units hereunder (if any), at a time when it, and such original beneficial purchaser (if any), are accredited investors as defined under the U.S. Securities Act.

1.	Definitions

1.1	In this Warrant, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	"Business Day" means a day which is not a Saturday, Sunday or civic or statutory holiday in Vancouver, British Columbia or Boise, Idaho;

(b)	"Closing Date" means August h, 2009, or such other date as the Company may designate;

(c)

"Common Shares" means the shares of common stock, par value $0.001, in the capital of the Company as such shares are constituted on the Closing Date, as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Part 10 hereof;

(d)	"Exercise Period" means at any time during the 24 month period of time commencing on the Closing Date;

(e)	"Exercise Price" means USD$1.75 per Common Share;

(f)	"Expiry Time" means 4:00 o'clock in the afternoon, Vancouver time, on the last day of the Exercise Period;

(g)

"Fair Market Value" means the closing price of the Company’s Common Shares traded through the facilities of the NYSE Amex Equities (or, if the Common Shares are no longer listed for trading on the NYSE Amex Equities exchange, then the Toronto Stock Exchange, as converted into U.S. dollars, or such other exchange or quotation system on which the Common Shares are listed or quoted for trading). If the Common Shares are not listed or admitted to trading on any national securities exchange, and closing bid prices are not furnished the OTC Bulletin Board or successor trading market, or the "pink sheets," then the Fair Market Value shall be determined in good faith by the Board of Directors of the Company;

(h)	"Net Exercise Right" shall have the meaning ascribed to such term in Section 4.2;

(i)	"Net Exercise Date" shall have the meaning ascribed to such term in Section 4.2;

(j)

"person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(k)	"Subscription Form" means the form of subscription annexed hereto as Appendix "1";

(l)	"Unit" means a unit of the Company consisting of one (1) common share of the Company and one half of one Warrant; and

(m)	"Warrants" means the common share purchase warrants of the Company evidenced by, and governed by the terms of, this Warrant certificate.

1.2

Reference to "this Warrant certificate", "Warrant", "herein", "hereby", "hereof", "hereto", "hereunder" and similar expressions mean or refer to this Warrant certificate and any deed or instrument supplemental or ancillary thereto and any appendices or schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2.	Exercise Period

2.1	The Warrants shall be exercisable at any time by the Holder during the Exercise Period.

3.	Expiry Time

3.1

After the Expiry Time, all rights under any Warrants evidenced hereby which remain unexercised at the Expiry Time shall wholly cease and terminate and such Warrants shall be null and void and of no value or effect.

4.	Exercise Procedure

4.1	The Holder may exercise its rights hereunder to purchase Common Shares during the Exercise Period by delivering to the Company in accordance with Part 24 hereof:

(a)

this Warrant certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company; and

(b)

a bank draft or certified cheque payable, or wire transfer confirmation in writing evidencing payment, to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Common Shares stipulated in the Subscription Form as being subscribed for pursuant to the exercise of the Warrants evidenced by this Warrant certificate.

4.2

Commencing six months following the Closing Date, and at such time as the Company has not registered the Common Shares issued or issuable upon the exercise of this Warrant certificate for resale under an effective registration statement under the U.S. Securities Act or such registration statement is not usable, the Holder shall have the right to exercise this Warrant (the "Net Exercise Right") into Common Shares as provided in this Section 4.2. Upon exercise of the Net Exercise Right with respect to shares subject to the Warrant certificate, the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of fully paid and nonassessable Common Shares computed using the following formula:

	X	=	Y (A – B)
A

Where:	X	=	the number of Common Shares to be delivered to the Holder;

	Y	=	the number of Common Shares receivable under the amount of the
Warrant being exercised (as adjusted to the date of such calculation pursuant to Part 10 hereof, if applicable);

	A	=	the Fair Market Value of one Common Share on the Net Exercise Date (as
defined below; and

	B	=	the Exercise Price (as adjusted to the date of calculation pursuant to Part 10 hereof, if applicable).

Common Shares issued pursuant to the Net Exercise Right shall be treated as if they were issued upon the exercise of this Warrant certificate. The Net Exercise Right may be exercised by delivering to the Company this Warrant certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company.

Such exercise shall be effective upon receipt by the Company of the documents specified above, (the "Net Exercise Date"). Certificates for Common Shares issuable upon exercise of the Net Exercise Right shall be delivered to the Holder in accordance with Part 5 hereof.

5.	Entitlement to Certificate

5.1

Upon delivery and payment or exercise of the Net Exercise Right, as applicable, as provided in Part 4, the Company shall cause to be issued to the Holder the Common Shares subscribed for up to the maximum number that the Holder is entitled to purchase pursuant to this Warrant certificate and the Holder shall become a shareholder of the Company in respect of such Common Shares with effect from the date of such delivery and payment, and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares and the Company shall cause such certificate or certificates to be delivered to the Holder in accordance with Part 24 hereof within three (3) Business Days of such delivery and payment.

6.	Partial Exercise

6.1

The Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this Warrant certificate. In the event of any such partial subscription and purchase prior to the Expiry Time, the Holder shall be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Common Shares of which the Holder was entitled to purchase pursuant to this Warrant certificate and which were then not purchased.

7.	No Fractional Shares

7.1

Notwithstanding any adjustments provided for in Part 10 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with other rights which, in the aggregate, entitle the Holder to purchase a whole number of Common Shares. If the number of Common Shares to which the Holder would otherwise be entitled upon exercise is not a whole number, then the number of Common Shares to be issued shall be rounded down to the next whole number.

8.	Not a Shareholder

8.1

Nothing in this Warrant certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

9.	Covenants

9.1	The Company hereby covenants and agrees that:

(a)

so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the maximum right of purchase provided for herein; and

(b) all Common Shares which shall be issued upon the exercise of any Warrants hereunder shall, upon payment therefor of the Exercise Price, be issued as fully paid and non-assessable Common Shares.

10.	Adjustment to Exercise Price

10.1	The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided in this Part 10.

10.2	If, and whenever at any time after the Closing Date, the Company:

	(a)	issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend; or

	(b)	makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares; or

	(c)	subdivides its outstanding Common Shares into a greater number of shares; or

	(d)	consolidates its outstanding Common Shares into a lesser number of shares;

(any of such events being called a "Common Share Reorganization"), then the Exercise Price will be adjusted effective immediately after the effective date or record date, whichever is earlier, for the happening of a Common Share Reorganization at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

10.3

To the extent that any adjustment in the Exercise Price occurs pursuant to Section 10.2 as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. If the Holder has not exercised all of the Warrants on or prior to the record date of any stock dividend or distribution or the effective date of any subdivision or consolidation, as the case may be, upon the exercise of such Warrants thereafter, the Holder shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with Section 10.2, the aggregate number of Common Shares that the Holder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, the Holder had been the holder of record of the number of Common Shares so subscribed for and purchased.

10.4

If, and whenever at any time after the date hereof, there is a reclassification or redesignation of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being referred to as a "Capital Reorganization"), the Holder, upon exercising any Warrants after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon exercise of such Warrants.

10.5

If, and whenever at any time after the date hereof, there is a Common Share Reorganization, that results in an adjustment pursuant to Section 10.2 or a readjustment pursuant to Section 10.3, in the Exercise Price, then the number of Common Shares acquirable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares acquirable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

11.	Rules Regarding Calculation of Adjustment of Exercise Price

11.1

The adjustments provided for in Part 10 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this Part 11.

11.2

No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the Exercise Price; provided, however, that any adjustments which, except for the provisions of this Section 11.2, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

11.3

No adjustment in the Exercise Price will be made in respect of any event described in Part 10, other than the events referred to in subsections 10.2 (c) and (d), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised its Warrants prior to or on the effective date or record date of such event, or if the Company makes adequate provision for the Holder to participate in such event on the same terms or with the same effect, mutatis mutandis, upon the subsequent exercise of the Warrants (the adequacy of such provisions to be determined by the Holder in its sole discretion, acting reasonably).

11.4

No adjustment in the Exercise Price will be made under Part 10 in respect of the issue from time to time of Common Shares as dividends paid in the ordinary course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Common Share Reorganization.

11.5

If at any time a dispute arises with respect to adjustments provided for in Part 10, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the board of directors of the Company, acting reasonably and in good faith, and any such determination will be binding upon the Company, the Holder and the shareholders of the Company.

11.6

If, and whenever at any time after the date hereof, the Company takes any action affecting the Common Shares, other than action described in Part 10, which in the opinion of the board of directors of the Company, acting reasonably and in good faith, would materially affect the rights of the Holder, but subject to first receiving all necessary stock exchange and regulatory approvals, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the board of directors of the Company, acting reasonably and in good faith.

11.7

If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

11.8

As a condition precedent to the taking of any action which would require any adjustment to the Warrants, including the Exercise Price, the Company must take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

11.9

The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Part 10, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

11.10

The Company covenants to and in favour of the Holder that so long as any Warrants remain outstanding, it will give notice to the Holder of its intention to fix a record date for any Common Share Reorganization (other than the subdivision or consolidation of the Common Shares), which may give rise to an adjustment in the Exercise Price, and, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Company is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than fourteen (14) days in each case prior to such applicable record date or effective date.

12.	Consolidation and Amalgamation

12.1

The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Holder, are necessary or advisable to establish that upon the consummation of such transaction:

(a)	the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant certificate; and

(b)

this Warrant certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant certificate.

12.2

Whenever the conditions of Section 12.1 shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

13.	Representation and Warranty

13.1

The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Warrants represented hereby and the Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Warrant certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

14.	If Share Transfer Books Closed

14.1

The Company shall not be required to deliver certificates for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and, in the event of the exercise of any Warrants in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares pursuant thereto during any such period, delivery of certificates for Common Shares may be postponed for a period not exceeding three (3) Business Days after the date of the re-opening of said share transfer books. Provided however that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has exercised any Warrants and made payment during such period, to receive such certificates for the Common Shares subscribed for after the share transfer books shall have been re-opened.

15.	Protection of Shareholders, Officers and Directors

15.1

Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Warrants represented hereby shall be taken against any shareholder, officer or director of the Company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby, are solely corporate obligations of the Company and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

16.	Lost Certificate

16.1

If the Warrant certificate evidencing the Warrants represented hereby becomes stolen, lost, mutilated or destroyed, the Company may, upon delivery to it by the Holder of an appropriate indemnity, issue and countersign a new Warrant certificate of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed.

17.	Governing Law

17.1

This Warrant shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

18.	Severability

18.1

If any one or more of the provisions or parts thereof contained in this Warrant certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)

the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant certificate in any other jurisdiction.

19.	Headings

19.1

The headings of the Parts of this Warrant certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant certificate.

20.	Gender

20.1	Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

21.	Day not a Business Day

21.1

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

22.	Computation of Time Period

22.1

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

23.	Binding Effect

23.1

This Warrant and all of its provisions shall enure to the benefit of the Holder, and their respective heirs, executors, administrators, successors, legal representatives and assigns and shall be binding upon the Company and its successors and permitted assigns. The expression the "Holder" as used herein shall include the Holder's assigns whether immediate or derivative.

24.	Notice

24.1

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or, if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

(a)	if to the Company:

U.S. Geothermal Inc. 1505 Tyrell Lane Boise, Idaho USA 83706 Attention: Daniel Kunz, Chief Executive Officer Facsimile: 208-424-1030

(b)	if to the Holder:

To the Holder whose name and address appears on the front page of this Warrant certificate.

25.	Time of Essence

25.1	Time shall be of the essence hereof.

26.	Transferability of Warrants

26.1

The Warrants represented by this Warrant certificate are may be transferred and assigned by the Holder thereof on notice to the Corporation and subject to compliance by the Holder (which compliance shall be to the satisfaction of the Corporation and its counsel, acting reasonably, including any applicable legal opinions required by the Corporation in connection with such transfer) with the legend requirements on the front page this Warrant certificate and applicable laws. Any expenses incurred in effecting the transfer of any Warrants will be borne solely by the transferee of such Warrants and in no event shall the Corporation be responsible for such expenses.

27.	Legends

27.1	Any certificate representing Common Shares issued upon the exercise of this Warrant will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D), OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY HAS BEEN PROVIDED TO THE COMPANY TO SUCH EFFECT.

if the Common Shares are being sold pursuant sections (C) through (E) of the foregoing legend, the legend may be removed by delivery to the Corporation’s registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing in form and substance satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

28.	Amendment

28.1

In addition to all other powers conferred on the Holder by the other provisions of this Warrant certificate or by law, the Holder, together with that number of other holders of Warrant certificates that represent at least 66 2/3% of the outstanding Warrant Certificates, may, by consent resolution, agree to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Holder and all other holders of Warrant certificates then outstanding.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Company has caused this Warrant certificate to be signed by its duly authorized officer as of this day of , 2009.

U.S. GEOTHERMAL INC.

Per: _________________________________

Authorized Signatory

APPENDIX "1"
SUBSCRIPTION FORM

TO:

U.S. GEOTHERMAL INC.

The undersigned holder of the attached Warrant certificate hereby irrevocably subscribes for _______________Common Shares of U.S. Geothermal Inc. (the "Company") pursuant to the attached Warrant certificate and (check the applicable box):

☐

Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________for _________ such securities.

☐

At a time when the Holder has a Net Exercise Right pursuant to Section 4.2 of the Warrant, elects the net exercise option pursuant to Section 4.2 of the Warrant, and accordingly requests delivery of a net of ______________of such securities, according to the following calculation:

Where X = the number of shares of Common Stock to be issued to Holder;

Y = the number of Common Shares receivable under the amount of the Warrant being exercised (as adjusted to the date of such calculation pursuant to Part 10 of the attached Warrant certificate, if applicable);

A = the Fair Market Value of one Common Share of the Company on the Net Exercise Date; and

B = Exercise Price (as adjusted to the date of such calculation pursuant to Part 10 of the attached Warrant certificate, if applicable).

The Warrants may not be exercised unless an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and applicable state securities laws is available to the holder and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect; provided, however, that the undersigned will not be required to deliver an opinion of counsel in connection with its exercise of the Warrants on its own behalf, or on behalf of the original beneficial purchaser for which it is subscribing for Units hereunder (if any), at a time when it, and such original beneficial purchaser (if any), are accredited investors as defined under the U.S. Securities Act.

By executing this subscription form the undersigned represents and warrants to the Company that the undersigned (Please check the ONE box applicable):

☐

1.

is tendering with this subscription form a written opinion of counsel satisfactory to the Company to the effect that the securities to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or are exempt from registration thereunder; or

☐

2.

the undersigned purchased the Warrants from the Company pursuant to a subscription agreement, including a U.S. accredited investor certificate and (i) is exercising the Warrants on its own behalf at a time when it is an "accredited investor", as defined in Rule 501(a) under the U.S. Securities Act, (ii) has had access to such current public information concerning the Company as it considered necessary in connection with its investment decision, (iii) understands that the Common Shares are "restricted securities" as defined under the U.S. Securities Act, and (iv) agrees to the restrictions on transfer and resale as set forth in the legend included on the certificate(s) representing the Common Shares subscribed for hereby.

If any Warrants represented by the attached Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

NAME: _________________________________________
               (please print)

ADDRESS: _________________________________________

                     _________________________________________

                     _________________________________________

DATED this _____________ day of ____________________________, _________________.

_________________________________________

(Signature)